Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 1, 2007, with respect to the consolidated financial statements and schedules of Highwoods Properties, Inc. included in the Registration Statement (Form S-11) and related Prospectus of Highwoods Properties, Inc. for the registration of 4,139,943 shares of its common stock.

/s/ Ernst & Young LLP

Raleigh, North Carolina

April 13, 2007